UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017 (February 16, 2017)

Fifth Street Asset Management Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Putnam Avenue, 3rd Floor, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 681-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Fifth Street Asset Management Inc. (the “Company”) previously disclosed that it had been named as a defendant in (i) a securities class action filed on behalf of the Company’s stockholders and pending in the United States District Court for the Southern District of New York under the caption Ronald K. Linde, etc. v. Fifth Street Asset Management Inc., et al., Case No. 1:16-cv-01941 (LAK) for which the court entered a proposed settlement order on November 9, 2016; and (ii) consolidated securities class actions filed on behalf of stockholders of Fifth Street Finance Corp. and pending in the United States District Court for the Southern District of New York under the caption In re Fifth Street Finance Corp. Securities Litigation, No. 15-cv-7759 (LAK), for which the court entered a proposed settlement order on November 9, 2016. Fairness hearings were held on February 16, 2017 for both proceedings and the proposed settlements were approved.

As a result of the aforementioned approvals, the Company is not currently a party in any litigation proceedings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.

Date: March 1, 2017	By:	/s/ Kerry S. Acocella
Name: Kerry S. Acocella
Title: Secretary